UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K/A CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 16, 2007
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed to correct the last Form 8-K filed to include the conformed signature.

TABLE OF CONTENTS

Item 7.01.	Regulation FD Disclosure

Item 9.01.	Financial Statements and Exhibits

SIGNATURE

Item 7.01.	Regulation FD Disclosure

On January 16, 2007, Burlington Coat Factory Investments Holdings, Inc. and its wholly owned subsidiaries (“Burlington Coat Factory”) issued a press release announcing its results of operations for the three-month and six-month periods ended December 2, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

 On January 18, 2007, the Company held a conference call to discuss its second quarter results. During the conference call, the Company disclosed that the change in net sales in the second quarter due to the inclusion of sales from the last week of November and the exclusion of a week of sales in September amounted approximately to $24 million; the actual net increase was $28.3 million.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated January 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, New Jersey on January 18, 2007.

Burlington Coat Factory Investments Holdings, Inc.
                                                 (Registrant)

By:   /s/: ROBERT L. LAPENTA, JR.
                 Robert L. LaPenta, Jr.
Vice President and Chief Accounting Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

99.1	Press Release, dated January 16, 2007.